Exhibit 32.2CERTIFICATION OF EXECUTIVE VICE PRESIDENT AND SECRETARY PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906OF THE SARBANES-OXLEY ACT OF 2002I, Edward A. Machulak, Executive Vice President and Secretary of Commerce Group Corp., (the Company), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that:1.       the Form 10-K of the Company for the
 fiscal year ended March 31, 2004, (the Form 10-K), fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and2.     the information contained in the Form 10-K
fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date:  May 10, 2004      /s/ Edward A. Machulak
Edward A. Machulak      Executive Vice President,      and Secretary